UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

AXIL BRANDS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

AXIL BRANDS, INC.

c/o WCST Proxy Services

721 N. Vulcan Ave. Ste. 106

Encinitas, CA 92024

Time Sensitive shareholder information enclosed

AXIL Brands, Inc.	CONTROL NUMBER:

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON DECEMBER 16, 2026

Pursuant to Securities and Exchange Commission rules, you are receiving this Notice that the proxy materials for the stockholder meeting are available on the internet. This is an overview of the proposals being presented at the upcoming stockholder meeting. Follow the instructions below to view or request the proxy materials. This is not a proxy card. You cannot return this notice to vote your shares. Voting instructions are also provided below. You are encouraged to access and review all of the important information contained in the proxy materials before voting.

Meeting Type:	Annual Meeting of Stockholders
Meeting Date and Time:	December 16, 2026 at 9:00 a.m. Pacific Time
Meeting Location:	9150 Wilshire Boulevard, Suite 245, Beverly Hills, California 90212
For Holders as of:	October 21, 2026

The purposes of this meeting are as follows:

1.	To elect Nancy Hundt to serve as a Class I director for a three-year term that will expire at the 2029 Annual Meeting of Stockholders; and
2.	To ratify the appointment of Salberg & Company, P.A. as the Company’s independent registered public accounting firm for the fiscal year ending May 31, 2027.

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the Annual Meeting of Stockholders and at any adjournment or postponement thereof.

---BEFORE YOU VOTE---

Proxy Materials available to VIEW or RECEIVE: Proxy Statement and Annual Report to Stockholders

HOW TO VIEW OR REQUEST PAPER OR EMAIL COPIES OF THE MEETING MATERIALS

PHONE: Call 1-619-664-4780	EMAIL: proxy@wcsti.com Include your Control ID in your email.	VIEW MATERIALS ONLINE VIA THE INTERNET AT: HTTPS://WWW.WESTCOASTSTOCKTRANSFER.COM/AXIL/ OR SCAN THE QR CODE TO THE RIGHT WITH YOUR PHONE
If you prefer to receive a paper copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. To facilitate timely delivery please make your request, as instructed above, before December 2, 2026.

---HOW TO VOTE---

Vote By Internet	To vote by internet, go to HTTPS://WWW.WESTCOASTSTOCKTRANSFER.COM/AXIL/ or scan the QR code above with your mobile device, and the click “Vote Your Proxy” to cast your vote before 11:59 p.m. Eastern Time on December 15, 2026 using the control number shown at the upper right corner of this notice.
Vote By Mail	You may vote by mail after requesting a paper copy of the meeting materials, which will include a proxy card. The completed proxy card must be received prior to the meeting date.

***Exercise Your Right to Vote**

The Board of Directors recommends that you vote “FOR” Proposals One and Two.

Please note - This is not a Proxy Card - you cannot vote by returning this card